UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 13, 2005
PRESSTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire	03051-4903

(Address of Principal Executive Offices)	(Zip Code)
(603) 595-7000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
The Financial Accounting Standards Board recently published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R, which is effective from the first fiscal year that begins after June 15, 2005, requires that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements. Accordingly, Presstek, Inc. (“Presstek”) will implement the revised standard on January 1, 2006, when it is required. Currently, Presstek accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the consolidated statement of operations in Presstek’s financial statements.
On December 13, 2005, the Board of Directors of Presstek, in consultation with the Compensation and Stock Option Committee (the “Committee”) and after review by the Audit Committee, approved accelerating the vesting to 11:59 P.M. E.S.T. on December 31, 2005 of all (approximating 450,000) unvested stock options to purchase Presstek common stock granted to those directors, executive officers, key employees and employees who respectively hold such positions with Presstek as of December 31, 2005 (the “Options”). The Options were granted to such employees in 2001, 2002, 2003, 2004 and 2005 (the “Options”), and include such options held by the directors executive officers and key employees named in Presstek’s proxy statement dated May 2, 2005. The Options were granted under the 1991 Stock Option Plan, 1994 Stock Option Plan, 1997 Interim Stock Option Plan, 1998 Stock Incentive Plan and 2003 Stock Option and Incentive Plans (the “Plans”) which have weighted average exercise prices of $10.70, $7.28, $6.61, $7.03 and $10.14, respectively, and in the aggregate represent approximately 17 percent of Presstek’s total outstanding options.
In addition, on December 19, 2005, the Board of Directors of Lasertel, Inc. (“Lasertel”) a subsidiary of Presstek, with the consent of the Presstek Board of Directors, approved accelerating the vesting to 11:59 P.M. E.S.T. on December 31, 2005 of all 52,428 unvested stock options to purchase Lasertel common stock, for all employees of Lasertel who are employed by Lasertel as of December 31, 2005 (the “Lasertel Options”). The Lasertel Options were granted to such employees under the 2000 Lasertel Stock Incentive Plan.
More specifically, the accelerated Lasertel Options of executive officers granted under the 2000 Lasertel Stock Incentive Plan have a weighted average exercise price of $0.15, and in the aggregate represent 7% of Lasertel’s total outstanding options.
The decision to accelerate the vesting of the Options and the Lasertel Options was made primarily to avoid recognizing the related compensation cost in future financial statements upon the effectiveness of SFAS 123R. Presstek expects the accelerated vesting of the Options to reduce its pre-tax stock option compensation expense by approximately $1.3 million in 2006 and by approximately $0.7 million thereafter. The company believes that because the majority of the options to be accelerated have exercise prices in excess of the current market price of the common stock, the options have limited economic value at this time and recognition of this expense could overstate the compensation value.
Among the individuals whose Options will be vesting will be Members of the Company’s Board of Directors as well as Executive Officers and Key Employees, as identified in the Company’s Proxy Statement for Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on or about May 2, 2005 (the “Proxy”). The following represents the vesting of the Options held by such Members of the Board and Executive Officers and Key Employees of the Company, along with the Option strike price and the closing price of the Common Stock of the Company on December 13, 2005.

			Closing
	Number of	Weighted	Price as of
	Unvested	Average	December 13,
Director	Stock Options	Strike Price	2005

Edward J. Marino	—	$—	$8.98
Dr. Lawrence Howard	15,000	$11.52	$8.98
John W. Dreyer	15,000	$11.52	$8.98
Daniel S. Ebenstein	15,000	$11.52	$8.98
Michael D. Moffitt	15,000	$11.52	$8.98
Donald C. Waite, III	15,000	$11.52	$8.98
Steven N. Rappaport	15,000	$11.52	$8.98
Brian Mullaney	25,000	$12.03	$8.98

			Closing
	Number of	Weighted	Price as of
Executive Officers and	Unvested	Average	December 13,
Key Employees	Stock Options	Strike Price	2005

Edward J. Marino	—	$—	$8.98
Moosa E. Moosa	52,500	$6.88	$8.98
Michael McCarthy	50,000	$8.02	$8.98
Gerald Herman	20,000	$7.11	$8.98
Peter A. Bouchard	26,350	$9.73	$8.98
Eugene L. Langlais	4,625	$5.89	$8.98
Mark McElhinney*	—	$—	$8.98
Quen Baum	—	$—	$8.98
James F. Scafide	3,750	$4.36	$8.98

*	In addition, Mark McElhinney holds 17,500 unvested Lasertel Options at a strike price of $0.15.

SECTION 8 — OTHER EVENTS
Item 8.01. Other Events.
The discussion under Item 1.01 of this Current Report on Form 8-K is incorporated under this Item 8.01 as if set forth herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)

Date: December 19, 2005	/s/ Moosa E. Moosa
Moosa E. Moosa
Executive Vice President and Chief Financial Officer